EXHIBIT 99.1

[ONEOK LOGO]	NEWS

September 18, 2003	Analyst Contact:	Weldon Watson
918-588-7158
	Media Contact:	Andrea Chancellor
918-588-7570

ONEOK INCREASES COMMON STOCK DIVIDEND

Tulsa, Okla. – The board of directors of ONEOK, Inc., today approved a one-cent increase in the quarterly dividend to 18 cents per share of ONEOK common stock. The dividend is payable November 14, 2003, to shareholders of record at the close of business on October 31, 2003.

ONEOK, Inc., is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company’s energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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